EXHIBIT 99.1

Santa Lucia Bancorp Announces Appointment of New Chief Financial Officer and

Promotion of Two Additional Executive Officers

August 27, 2010

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	John C. Hansen	(805) 466-7087
President and Chief Executive Officer

	Santa Lucia Bancorp	(805) 466-7087
www.santaluciabank.com

Santa Lucia Bancorp (the “Company”) (OTCBB: SLBA.OB) and Santa Lucia Bank (the “Bank”), the wholly owned subsidiary of the Company, today announced the appointment of Margaret Torres as the Executive Vice President and Chief Financial Officer of both the Company and the Bank.  Ms. Torres will begin her employment on September 1, 2010.  Prior to accepting this position with the Company and the Bank, Ms. Torres served as the Executive Vice President and Chief Financial Officer of Heritage Oaks Bank and Heritage Oaks Bancorp.

The Bank also announced the promotion of Claudya Oglesby to Executive Vice President and Chief Credit Officer and Melodee Fontana to Executive Vice President and Operations Administrator of the Bank.  Prior to her promotion, Ms. Oglesby had been serving as Senior Vice President and Credit Administration of the Bank.  Ms. Fontana previously served as Senior Vice President and Operations Administrator of the Bank.

Commenting on the hiring of Ms. Torres and the promotions of Ms. Oglesby and Ms. Fontana, CEO John Hansen stated, “We are excited about the addition of Ms. Torres and the promotions of Ms. Oglesby and Ms. Fontana.  We feel that these changes in management will better enable Santa Lucia Bank to continue providing excellent customer service to our banking customers and further strengthen the Bank.”

THE COMPANY AND ITS BUSINESS STRATEGY:

Santa Lucia Bancorp, headquartered in Atascadero, California is a California Corporation organized in 2006 to act as the holding company for Santa Lucia Bank.  Santa Lucia Bank has operated in the State of California since August 5, 1985.

The Bank engages in the commercial banking business principally in San Luis Obispo and northern Santa Barbara Counties from its banking offices located at 7480 El Camino Real, Atascadero, California, 1240 Spring Street, Paso Robles, California, 1530 East Grand Avenue, Arroyo Grande, California and 1825 South Broadway, Santa Maria, California.

The Company, through its subsidiary, Santa Lucia Bank, emphasizes personalized quality customer service to small and medium sized businesses in its markets.  The main focus after 25 years of operation is to provide a consistent return to shareholders, quality personalized service to our customers and a challenging and rewarding environment for our employees.  These guiding principals will continue to serve the Company well in both the short term and long term.

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties.  Actual results may differ materially from stated expectations.  Specific factors include, but are not limited to, the current financial crisis and recession in United States and foreign financial markets and the response of government and bank regulators thereto, increased profitability, continued growth, the Bank’s beliefs as to the adequacy of its existing and anticipated allowances for loan losses, beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight over the Company’s or Bank’s operations, interest rates and financial policies of the United States government, general economic conditions and California’s energy crisis.  Additional information on these and other factors that could affect financial results are included in the Company’s Securities and Exchange Commission filings.

When used in this release, the words or phrases such as “will likely result in”, “management expects that”, “will continue”, “is anticipated”, “estimate”, “projected”, or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA).  Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof.  Santa Lucia Bancorp undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.  This statement is included for the express purpose of protecting Santa Lucia Bancorp under PSLRA’s safe harbor provisions.

Source: Santa Lucia Bancorp

CONTACT:

Santa Lucia Bancorp

John Hansen, CEO

(805) 466-7087